Exhibit 10.54

AMENDMENT TO STRATEGIC INTERACTIVE SERVICES
AND MARKETING AGREEMENT

     This Amendment (including the Exhibits attached hereto, this “Amendment”) to the Strategic Interactive Services and Marketing Agreement dated June 12, 2000 (“SMA”) is made and entered into as of this 04 day of November, 2004 (the “Amendment Signing Date”) by and among America Online Latin America, Inc., a Delaware corporation (“AOLA”), AOL Brasil Ltda., a Brazilian limited liability company (“AOLB”), and Banco Itaú S.A., a Brazilian bank (“Itaú”) (each a “Party” and together the “Parties”).

     WHEREAS, the Parties entered into the SMA, as amended from time to time thereafter, including by that certain Memorandum of Agreement dated December 14, 2002 (the “MOA,” and together with the SMA as amended, the “Existing Agreement”);

     WHEREAS, pursuant to the terms of the Existing Agreement, the Parties market a co-branded version of the AOLB Service to Itaú Customers;

     WHEREAS, AOLB has launched certain new ISP Products in the Territory and, as contemplated by Section 2.3.2 of the Existing Agreement, the Parties desire to create and market Co-Branded versions of such new ISP Products;

     WHEREAS, certain terms and conditions in the Existing Agreement are inapplicable to the new ISP Products and in, some cases, no longer accurately reflect the Parties’ understanding with respect to the original ISP Products, and the Parties desire to amend the Existing Agreement to, among other things, reflect the spirit of the relationship between the Parties with respect to the new ISP Products described herein and to accurately reflect the understanding of the Parties with respect to all of the ISP Products; and

     WHEREAS, the Parties intend, to the maximum extent possible, to include such new ISP Products in the Existing Agreement on the same terms as the ISP Products described therein, including but not limited to with respect to calculating the Itaú Revenue Percentage and the Revenue Elements, as described in the MOA;

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound, AOLA, AOLB and Itaú hereby agree as follows:

     1. Definitions. Unless separately defined in this Amendment, all capitalized terms used herein shall have the same meaning given to them in the Existing Agreement. The following defined terms, if not previously used in the Existing Agreement, are hereby included, and if previously used in the Existing Agreement, hereby replace such terms in their entirety:

     “AOLB Client” means the proprietary software developed, owned and distributed by AOLB for use in the Territory in connecting to and using the Client-based Service.

     “Client-based Service” means, regardless of the means of connectivity, the AOLB Brazil™ brand Internet online service that is accessed by an AOLB Member through the use of the proprietary AOLB client-software loaded onto a personal computer.

     “Web-based Service” means, regardless of the means of connectivity, the AOLB Brazil™ brand Internet online service that is accessed by an AOLB Member through the Internet using any client software capable of displaying Internet web pages (e.g., Internet Explorer, Netscape Navigator).

     “AOLB Services” means the Client-based Service and the Web-based Service, and “AOLB Service” means either or both of the Client-based Service and/or the Web-based Service, unless the context requires otherwise.

     “Broadband” means Internet connectivity from an AOLB Member’s location up to the Internet through any high speed connectivity with speeds of at least 128 kilobits per second downstream, including connectivity by means of DSL, cable, wireless and satellite transmission.

     “Covered Pages” shall mean, with respect to both the Co-Branded Version of the Client-based Service and the Co-branded Version of the Web-based Service, the following pages to the extent such pages are included on such service: (a) the Co-Branded Welcome Screen; (b) the Special Edition Finance Channel; (c) the “Caixa Postal Online” area; and (d) the “Serviço ao Assinante” area.

     “Itaú Online Area” means with respect to both the Co-Branded Versions of the Client-based Service and the Co-Branded Version of the Web-based Service, the web page areas described on Exhibit D, as such areas may change from time to time upon the written agreement of the Parties.

     “Itaú Programmable Area” means, with respect to both the Co-Branded Version of the Client-based Service and the Co-Branded Version of the Web-based Service, the Itaú Online Area.

     2. New ISP Products.

          (a) Web-based Service. As of the Signing Date, AOLB has launched a new ISP Product consisting of the Web-based Service, and the Parties have created a Co-Branded version of such Web-based Service. Except with respect to the customizations described in Section 3 below, the Co-Branded Version of the Web-based Service will be substantially similar to the non-Co-Branded Version of the Web-based Service.

          (b) Broadband. As of the Signing Date, AOLB has launched Broadband access to the AOLB Services. The Broadband versions of the AOLB Services are and shall be generally the same as the non-Broadband versions of the AOLB Services, with the exception of additional or different Content available to AOLB Members using a Broadband version of the AOLB Services. AOLB will enable Broadband access to the Co-Branded Service, which will be substantially similar to the Broadband access offered for the AOLB Service, and except as otherwise provided by the Existing Agreement and this Agreement, AOLB will provide similar Content for the Broadband-accessible Co-Branded Service as is available for the Broadband accessible AOLB Service.

          (c) In General. Itaú acknowledges and agrees that AOLB may discontinue offering the products described in (a) and (b) above, including any Co-Branded version thereof at any time.

     3. Customization. Section 1.1 of the SMA is amended as provided below and shall not apply to the Web-based Service and Section 1.8 of the SMA is amended as provided in Section 7 below. Instead, the Parties shall customize the Web-based Service as provided in Exhibit A of this Amendment. AOLB shall, at its expense, perform any customizations to the Web-based Service described in Exhibit A to create the Co-Branded version of such Web-based Service provided, however that Itaú shall remain responsible for programming the Itaú Online Area at its expense as provided in Section 7 below. AOLB shall host the Co-Branded version of the Web-based service, and all Content related thereto, at no cost to Itaú. Any upgrades to the AOLB Service technology shall be promptly implemented with respect to the Co-Branded version of the Web-based Service, except to the extent such upgrade implementation is necessarily different as a result of modifications of the Co-Branded Service (e.g., the Special Edition Finance Channel) made in accordance with this Amendment. In the event any upgrade cannot be implemented as a result of the modifications to the Co-Branded version of the Web-based Service, AOLB shall use commercially reasonable efforts to promptly develop and implement on a priority basis a work around that permits the Co-Branded version of the Web-based Service to receive the benefits of such upgrade.

“1.1. In General. AOLB will create, at no cost to Itaú, the Co-Branded Service and the Customized Client for distribution in accordance with this Agreement. The customizations to be performed shall consist of the following initial customizations (the “Initial Deliverables”): (a) the Co-Branded Welcome Screen; (b) the Custom Toolbar Icon; (c) the Special Edition Finance Channel; (d) the Itaú Window; and (e) links from the Itaú Window and Itaú Programmable Area to the Itaú Interactive Sites. AOLB shall host the Itaú Online Area at no cost to Itaú. The Initial Deliverables shall not include the programming of Content into the areas created as part of such customizations. AOLB shall be responsible for ensuring that during the Term the Co-Branded Service shall be identical in all material respects to the AOLB Service in terms of both technology and breadth of Content, except to the extent the Co-Branded Service is modified in accordance with this Agreement. Any upgrades to the AOLB Service technology shall be promptly implemented with respect to the Co-Branded Service, except to the extent such upgrade implementation is necessarily different as a result of modifications of the Co-Branded Service or the Customized Client (e.g., the Special Edition Finance Channel and the Custom Toolbar Icon) made in accordance with this Agreement. In the event any upgrade cannot be implemented as a result of the modifications to the Customized Client or the Co-Branded Service, AOLB shall use commercially reasonable efforts to promptly develop and implement on a priority basis a work around that permits the Co-Branded Service to receive the benefits of such upgrade.

     4. Technical Operating Plan and Finance Plan. The Technical Operating Plan and Finance Plan as set forth in the Existing Agreement and Section 1.2 of the SMA shall not apply to the Web-based Service or any Broadband version of the AOLB Service. At the request of one or more parties, the parties shall promptly meet and in good faith discuss any technical and financial issue related to the Co-branded Version of the Web-based Service, as well as any Broadband version of the AOLB Service.

     5. Timing of Web-Based Service Deliverables. Section 1.3 of the SMA shall not apply to the Web-based Service or any Broadband version of the Client-based Service. As of the Signing Date hereof, the Parties have launched a Co-Branded version of the Web-based Service and all customization of the Co-Branded version has been completed, tested and approved by Itaú.

     6. Launch and Rollout of Co-Branded Services in Additional Cities

          (a) Web-based Service. The Web-based Service will be operated using the same modem banks as the Client-based Service, and consequently shall be available in each of the Initial Cities and in any Additional City where the non-Co-Branded Web-based Service has already been made available. The Parties agree that there shall be no Launch Schedule, Launch Date, or Launch Criteria applicable to the Web-based Service of the Co-Branded Services and Section 1.4.2 of the SMA shall not apply to the Web-based Service.

          (b) Broadband. Because the Broadband versions of the AOLB Services rely on a means of connectivity not within AOLB’s control to launch, the Parties agree that there shall be no Launch Schedule, Launch Date or Launch Criteria applicable to any Broadband version of the Co-Branded Services. Furthermore, Section 1.4.2 of the SMA shall not apply to any Broadband version of the Co-Branded Services. AOLB shall make the Broadband versions of the Co-Branded Services available in each location as soon as and to the extent the Broadband versions of the corresponding AOLB Services are made available in such location.

     7. Co-Branded Welcome Screen. As of the Signing Date, the Parties have customized the Co-Branded version of the Web-based Service and the Co-Branded version of the Client-based Service as provided in Exhibit A of this Amendment. Accordingly, with respect to both the Co-Branded version of the Web-based Service and the Co-Branded version of the Client-based Service, “Co-Branded Welcome Screen” shall have the meaning provided in Exhibit A of this Amendment and not the meaning set forth in the SMA. Section 1.8 of the SMA is hereby deleted in its entirety and replaced with the following:

The Co-Branded Welcome Screen shall initially be substantially similar to the screen shot attached in Exhibit A of this Amendment. The portion of such Co-Branded Welcome Screen allocated to Itaú shall be referred to herein as the “Itaú Programmable Area” and the portion allocated to AOLB shall be referred to herein as the “AOLB Programmable Area.” AOLB and Itaú intend to program the Co-Branded Welcome Screen in accordance with the following principles: (a) the AOLB and Itaú brands should be presented with equal emphasis on the Co-Branded Welcome Screen and (b) the Itaú Programmable Area will be comparable in size to the Itaú Programmable Area shown on Exhibit A of this Amendment. AOLB shall be responsible for programming the entire Co-Branded Welcome Screen (except the Itaú Programmable Area) and AOLB shall receive no payments from Itaú therefor. The Itaú Programmable Area shall be programmed by Itaú exclusively with Financial Services Content and links to Financial Services Content selected by Itaú in its sole discretion, including promotions for Itaú and links to the Itaú Interactive Sites. Such Content shall be provided and maintained by Itaú in accordance with Sections 4 and 5 of this Agreement. The AOLB Programmable Area shall be programmed and maintained by AOLB in its sole discretion and shall contain such promotions and links to Content and services available on the Co-Branded Service as determined by AOLB subject to the provisions of this Agreement.

     8. Special Edition Finance Channel. The Special Edition Finance Channel for the Web-based Service and Client-based Service will look substantially similar to the screen shot attached hereto as Exhibit B.

     9. Performance Standards. The performance standards set forth in Section 1.12 of the SMA shall not apply to any AOLB Service accessed by an AOLB/Itaú Subscriber using Broadband.

     10. Keywords . Itaú acknowledges that since there will be no keywords available through the Web-based Service, the AOL Keyword “Cobrança” will be available only on the Client-Based Service. However, AOLB/Itaú Subscribers using the Web-based Service shall be able to access Content equivalent to the Content accessed using the AOL Keyword “Cobrança” on the Co-Branded Service.

     11. Registration Process. The first three paragraphs of Section 1(c) of Exhibit A of the MOA are hereby deleted and replaced with the language as set forth on Exhibit C of this Amendment.

     12. Banking Benefits. For the avoidance of doubt, Section 1(d) of Exhibit A of the MOA shall apply to the Broadband accessible versions of the Co-Branded Service and the Web-based Service, however, any determination by Itaú concerning the security of a Co-Branded Service made pursuant to Section 1(d) of Exhibit A of the MOA shall be made individually with respect to each specific type of Co-Branded Service (i.e., the Broadband accessible versions of the Co-Branded Service, the Web-based Service and the Client-based Service).

     13. Marketing Efforts. The marketing efforts of the Parties with respect to the AOLB Services shall be modified as follows:

          (a) Marketing of New ISP Products In General . It is understood by the Parties that because there are now multiple AOLB Services with differing price plans both between the AOLB Services and within tiers of each AOLB Service, AOLB will tailor its marketing to offering what is anticipated to be the appropriate AOLB Service and price plan to each different class of consumers. Notwithstanding the foregoing, AOLB shall not alter its marketing inside of Itaú branches so as to encourage any customers to use any other AOLB Service instead of the Co-Branded Services or to discourage any Itaú Customers or AOLB customers from using the Co-Branded Services.

          (b) Price Plans. With respect to the non-Broadband versions of the Client-based Service and Web-based Service, the 20% discount for AOLB/Itaú Subscribers and the 30% discount for Itaú employees, described in among other places Section 1(b) of Exhibit A to the MOA, shall apply only to the full access subscription plans then-offered for each such AOLB Service. The current names for such Plans are “Total” and “Premier.” No plans for any Broadband version and no other plans for the Non-Broadband versions will have discounts unless AOLB in its sole discretion elects to provide a discount. Furthermore, such 20% discount and 30% discount shall not apply to any Broadband version of the AOLB Services.

          (c) CD-ROM. The term “CD-ROM” as used in the Existing Agreement and this Amendment shall refer to CD-ROMs containing, at AOLB’s discretion, either or both of the Customized Client and/or a dialer to directly access the Co-Branded Web-based Service.

     14. Co-Branded Service. For the avoidance of doubt, pursuant to item 40 of Exhibit A of the SMA, the Co-Branded Service shall be deemed to include the Co-Branded version of the Web-based Service contemplated herein.

     15. Customized Client. For the avoidance of doubt, any requirement that Itaú distributes or markets the Customized Client shall be deemed to be a requirement that Itaú distributes or markets CD-ROMs containing either or both of the Customized Client and/or a dialer to directly access the Co-Branded Web-based Service, as directed by AOLB.

     16. AOLB/Itaú Subscribers. For the avoidance of doubt, AOLB/Itaú Subscribers shall be deemed to include individuals that subscribe to the Co-Branded Service, regardless of the means of connectivity (e.g., Broadband, narrowband).

     17. Miscellaneous.

          (a) Binding Nature of this Amendment; Entire Agreement. This Amendment constitutes a valid and binding agreement, enforceable in accordance with the terms hereof against AOLA, AOLB and Itaú. The terms of this Amendment supersede and amend the provisions of the Existing Agreement solely to the extent set forth herein, and to the extent that the terms hereof conflict with the terms of the Existing Agreement, the terms of this Amendment shall apply. The representations, warranties, covenants and agreements of the Parties contained in the Existing Agreement shall remain in full force and effect to the extent not inconsistent with the terms of this Amendment. In the event of any conflict between the rights or obligations of a Party under this Amendment and the Existing Agreement, this Amendment shall govern the rights or obligations of such Party. In all other respects the provisions of the Existing Agreement shall continue to govern the business relationship among the Parties, and nothing contained in this Amendment should be interpreted as invalidating the Existing Agreement. This Amendment sets forth the entire agreement, and supersedes any and all prior documents or agreements of the Parties (other than those terms of the Existing Agreement that do not conflict herewith), with respect to the subject matter of this Amendment.

          (b) Publicity. For the avoidance of doubt, each party shall be permitted to make any necessary disclosure required by securities laws in the United States or Brazil or by the exchange or market on which such Party’s shares are listed or traded.

          (c) Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without reference to the conflict of laws provisions thereof except for N.Y. G.O.L. §§ 5-1401 and 5-1402.

          (d) Severability. Any provision of this Amendment which is held invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Amendment invalid, illegal or unenforceable in any other jurisdiction.

          (e) Costs and Expenses. Each of the Parties shall be responsible for and pay all costs and expenses, including the fees of attorneys, accountants and other professionals, that it incurs in connection with the drafting and negotiation of this Agreement, including the costs and expenses associated with obtaining any necessary governmental approvals.

          (f) No Waiver of Rights. No failure or delay on the part of any Party in the exercise of any power or right hereunder shall operate as a waiver thereof. No single or partial exercise of any right or power hereunder shall operate as a waiver of such right or of any other right or power. The waiver by any Party of a breach of any provision of this Amendment shall not operate or be construed as a waiver of any other or subsequent breach hereunder. All rights and remedies existing under this Amendment are cumulative with, and not exclusive of, any rights or remedies otherwise available.

          (g) Company Approvals. Each of the Parties represents and warrants that it has full corporate power and authority to execute and deliver this Amendment, that this Amendment has been duly authorized by all necessary corporate action on the part of such Party and that when executed and delivered by each such Party, this Amendment will constitute a valid and legally binding obligation of such Party enforceable against such Party in accordance with its terms.

          (h) Counterparts and Facsimiles. This Amendment may be executed in one or more counterparts, all of which shall collectively be effective as one single original. This Amendment may be signed via facsimile signature with the same binding effect as a signed original.

          (i) Headings. The descriptive headings contained in this Amendment are inserted for convenience only and do not constitute a part of this Amendment. References in this Amendment to a Section or Article, or Exhibits hereto, shall mean such Section or Article in the Amendment, or such Exhibit, unless stated otherwise.

[Signatures follow on next page]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Amendment Signing Date. The Parties agree that this Amendment shall be effective as of September 23, 2003.

AOLB BRASIL LTDA.

By: /s/ Milton R. Camargo
Print Name: Milton R. Camargo
Title: President and General Manager

BANCO ITAÚ S.A.

By: /s/ Antonio Jacinto Matias	By: /s/ Jaime Augusto Chaves
Print Name: Antonio Jacinto Matias	Print Name: Jaime Augusto Chaves
Title: Executive Vice President	Title: Manager

AMERICA ONLINE LATIN AMERICA,
INC.

By: /s/ Charles M. Herington
Print Name: Charles M. Herington
Title: President and Chief Executive Officer

WITNESSES:

1./s/ Nanci T. Iwabuchi Mello
Nanci T. Iwabuchi Mello
R.G.: 16.271.387-3/SSP-SP

2. /s/ Gisele Braz
Gisele Braz
R.G.: 15.954.334/SSP-SP